CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Post Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust regarding the Prospectus and Statement of Additional Information of EP Latin America Fund, a series of the Investment Managers Series Trust.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 28, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust and to the use of our report dated December 30, 2011 on the financial statements and financial highlights of EuroPac International Value Fund, EuroPac International Bond Fund, EuroPac Hard Asset Fund, EP China Fund and EP Asia Small Companies Fund, each a series of shares of Investment Managers Series Trust.   Such financial statements and financial highlights appear in the 2011 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 28, 2012